Exhibit 10.1

GLOBAL AMENDMENT

This Global Amendment (this “Amendment”) is entered into as of April 28, 2026, by and between STREETERVILLE CAPITAL, LLC, a Utah limited liability company (“Investor”), and PROFESSIONAL DIVERSITY NETWORK, INC., a Delaware corporation (“Company”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Purchase Agreement.

A.    Company previously sold and issued to Investor that certain Pre-Paid Purchase #1 in the original purchase amount of $8,655,000.00 (the “Initial Pre-Paid Purchase”) pursuant to that certain Securities Purchase Agreement dated September 5, 2025 by and between Investor and Company (the “Purchase Agreement,” and together with the Initial Pre-Paid Purchase and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B.    Investor and Company have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Transaction Documents.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2.    Amendment to Commitment Amount. The parties hereto agree that, effective as of the date of this Amendment, the defined term “Commitment Amount” (as defined in Recital B of the Purchase Agreement) in all instances throughout the Transaction Documents shall be amended from $20,000,000.00 to $8,000,000.00. For the avoidance of doubt, (i) Investor shall not be required to purchase any Pre-Paid Purchases in an aggregate purchase amount exceeding $8,000,000.00, and (ii) the Initial Pre-Paid Purchase, having been issued prior to the date of this Amendment, shall not be subject to the amended Commitment Amount and shall remain in full force and effect in accordance with its original terms.

3.    Amendment to Calculation of Minimum Balance Amount. The parties hereto agree that, effective as of the date of this Amendment and at all times thereafter, the calculation of the Minimum Balance Amount as currently set forth in Section 1.7 of the Purchase Agreement shall be amended such that for every $1.00 that Company pays toward the Pre-Paid Purchase Outstanding Balance, the Minimum Balance Amount may be reduced by $0.70, and such corresponding amount may be released from the Deposit Account to Company upon written request from Company to Investor (each release of funds from the Deposit Account, a “Release”), which Investor shall process by sending a written request to release the applicable funds to Lakeside Bank within ten (10) business days of receipt of a valid Release request, subject to Investor's verification that all conditions to such Release have been satisfied. The amount of each Release must be equal to or greater than an amount equal to $50,000.00. Notwithstanding the foregoing, Investor shall have no obligation to honor any Release request if, at the time of such request, an Event of Default exists or an event has occurred that, with the passage of time or the giving of notice, would constitute an Event of Default. The updated calculation of the Minimum Balance Amount as set forth herein shall apply to the amount held in the Deposit Account after the consummation of the transactions contemplated in conjunction herewith.

4.    Representations and Warranties. In order to induce Investor to enter into this Amendment, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a)    Company has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Company hereunder.

(b)    There is no fact known to Company or which should be known to Company which Company has not disclosed to Investor on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Investor expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c)    Except as expressly set forth in this Amendment, Company acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Company under the Transaction Documents.

(d)    Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Investor, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Company hereby acknowledges and agrees that the execution of this Amendment by Investor shall not constitute an acknowledgment of or admission by Investor of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e)    Company represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

5.    Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Investor to Company in connection with this Amendment.

6.    Other Terms Unchanged. The Initial Pre-Paid Purchase and the Transaction Documents, as amended by this Amendment, remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to the Initial Pre-Paid Purchase and Transaction Documents after the date of this Amendment is deemed to be a reference to the Initial Pre-Paid Purchase and Transaction Documents as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Initial Pre-Paid Purchase or any other Transaction Document, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Investor under the Initial Pre-Paid Purchase or any other Transaction Document, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Initial Pre-Paid Purchase and other Transaction Documents.

7.    No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

8.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

9.    Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

INVESTOR: STREETERVILLE CAPITAL, LLC
By:	/s/ John M. Fife
Name:	John M. Fife
Title	President
COMPANY: PROFESSIONAL DIVERSITY NETWORK, INC.
By:	/s/ Yiran Gu
Name:	Yiran Gu
Title:	Chief Financial Officer

[Signature Page to Global Amendment]